Exhibit 107.1

Calculation of Filing Fee Tables

S-3ASR

(Form Type)

LOWE’S COMPANIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	—	—	—	—	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.50 per share	415(a)(6)	2,500,000 (1)(2)		$41,375,000 (2)			S-3ASR	333-248600	September 4, 2020	$1,626.04 (2)

	Total Offering Amounts					$41,375,000 (2)		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							—

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement on Form S-3 to which this exhibit relates (the “Registration Statement”) also covers any additional shares of common stock that may be issued or become issuable in connection with any stock split, stock dividend or other similar transaction.

(2)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered under the Registration Statement consist of 2,500,000 unsold shares of common stock previously registered under the registrant’s registration statement on Form S-3 (Registration No. 333-248600) filed on September 4, 2020 (the “2020 Registration Statement”). Such unsold shares of common stock were originally registered under the registrant’s registration statement on Form S-3 (Registration No. 333-155748) filed on November 26, 2008 (the “2008 Registration Statement”) and, in connection with the original registration of such unsold shares of common stock on the 2008 Registration Statement, the registrant paid a registration fee of $1,626.04, which, pursuant to Rule 415(a)(6) under the Securities Act, will continue to be applied to such unsold shares. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the unsold securities registered under the 2020 Registration Statement will be deemed terminated as of the date of effectiveness of the Registration Statement.

The securities originally registered under the 2008 Registration Statement were carried forward pursuant to Rule 415(a)(6) under the Securities Act from the 2008 Registration Statement to the registrant’s registration statement on Form S-3 (Registration No. 333-178150) filed on November 23, 2011, the registrant’s registration statement on Form S-3 (Registration No. 333-200115) filed on November 12, 2014, the registrant’s registration statement on Form S-3 (Registration No. 333-220388) filed on September 8, 2017 and the 2020 Registration Statement.